EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of China United Insurance Service, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Yi Hsiao Mao and Yung Chi Chuang and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as Directors of the Corporation, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.00001, of the Corporation and other securities pursuant to the China United Insurance Service, Inc. 2017 Long-Term Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Yi Hsiao Mao
Yi Hsiao Mao	Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2017

/s/ Yung Chi Chuang
Yung Chi Chuang	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2017

/s/ Fu Chang Li
Fu Chang Li	Director	August 14, 2017

/s/ Chwan Hau Li
Chwan Hau Li	Director	August 14, 2017

/s/ Chih Yuan Lu
Chih Yuan Lu	Director	August 14, 2017

/s/ Chun Hui Yang
Chun Hui Yang	Director	August 14, 2017

/s/ Tse Hsun Niu
Tse Hsun Niu	Director	August 14, 2017

/s/ Lo Tien Hsin
Lo Tien Hsin	Director	August 14, 2017